Exhibit 10.2
October 30, 2009
Mr. Peter Pfeiffer
AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois 60014

Subject:	Employment Agreement between AptarGroup, Inc., and Eric Ruskoski entered into on December 1, 2003, and amended and restated on July 18, 2008
Dear Peter,
In accordance with paragraph 1 of the Employment Agreement mentioned above, this is to provide you with written notice at least 30 days before the December 1 automatic extension date of my decision to terminate the automatic extension of the Agreement.
Sincerely,
/s/ Eric Ruskoski
Eric Ruskoski